EXHIBIT 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

December 27, 2010

John J. Geldi, Jr.
Sole Director
Innovo, Inc.

     Re: Registration Statement on Form S-1

Mr. Geldi:

Innovo, Inc., has requested my opinion as to the legality of the issuance of common stock by Innovo, Inc., a Florida corporation (the "Corporation") upon the sale of up to 3,500,000 shares of common stock being offered by the Corporation (the "Shares") pursuant to the Registration Statement on Form S-1 as amended (the "Registration Statement") filed with the U.S. Securities and Exchange Commission.

Pursuant to your request I have reviewed and examined:(1)The Articles of Incorporation of the Corporation, (the "Articles"); (2) The By-laws of the Corporation; (3) Certain resolutions of the Director of the Corporation; (4) The Registration Statement; (5) The Florida Business Corporation Act, including all relevant state constitutional and statutory provisions, as well as judicial interpretations; and (6) Such other matters as I have deemed relevant in order to form my opinion.

Based upon the foregoing, I am of the opinion that the Shares when issued as described in the Registration Statement have been duly authorized and will be legally issued, fully paid and non-assessable pursuant to the Articles and Bylaws of the Corporation and the Florida Business Corporation Act.

My opinion is subject to the qualification that no opinion is expressed herein as to the application of other state securities or Blue Sky laws.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to me in the Prospectus contained within the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
--------------------
Dennis Brovarone